Exhibit 3.85

[LOGO]

CC-327434

Certificate Of Incorporation

I, ***V. DAPHENE WHITELOCKE*** *Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all requirements of the said Law in respect of registration were complied with by*

Ensco Holdings I Ltd.

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 25th day of September Two Thousand Seventeen

Given under my hand and Seal at George Town in the Island of Grand Cayman this 25th day of September Two Thousand Seventeen

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Assistant Registrar of Companies,
Cayman Islands.

DOCUMENT CERTIFICATION

I, the undersigned, hereby certify this is a true and correct copy of the original issued on 25 September 2017.

Date: 20 July 2018
Telephone: 713.430.4430
E-Mail: ermartinez@enscoplc.com
5847 San Felipe, Suite 3300
Houston, TX 77057

Erica J. Tijerina
Notary Public in and for the State of Texas
My commission expires: March 09, 2020

Authorisation Code : 104022824643
www.verify.gov.ky
29 September 2017